                                                                   Exhigit 10.50

                    SEVERANCE AGREEMENT, WAIVER, AND RELEASE

         This Severance Agreement, Waiver, and Release (the "Agreement"), dated as of March 9, 2004, is entered into by Victor Rivas ("Rivas") and Ladenburg Thalmann & Co. Inc., a Delaware corporation ("Ladenburg").

         WHEREAS, Rivas has been employed by Ladenburg as its Chairman and Chief Executive Officer and as the President and Chief Executive Officer of Ladenburg Thalmann Financial Services Inc., the Company's parent ("LTFS"), pursuant to the parties' Employment Agreement, dated as of February 8, 2001 (collectively, the "Employment Agreement");

         WHEREAS, Rivas now desires to retire from his positions with LTFS, Ladenburg and each of LTFS' and Ladenburg's subsidiaries and affiliates (collectively, the "Company");

         WHEREAS, the parties mutually desire to resolve any and all disputes between them, including all issues pertaining to the amount and calculation of compensation and benefits due under the Employment Agreement;

         NOW, THEREFORE, in consideration of the acts, payments, covenants, and mutual agreements herein described and agreed to be performed, Rivas and the Company agree as follows (capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement):

         1. Effective as of the close of business on March 31, 2004, Rivas shall be deemed to have resigned from all positions with the Company.

         2. In connection with Rivas' resignation, the Company shall pay Rivas, as severance, a lump sum of $448,907.10 (representing the remainder of Rivas' salary, Guaranteed Bonus and any Override under the Employment Agreement and 26 days of unused vacation) by the close of business on March 31, 2004.

         3. The Company shall continue to pay or provide, consistent with the Company's prior practices applicable to Rivas immediately prior to the date hereof as if Rivas is an active employee of the Company, health benefits for Rivas (and his dependents) and all other benefits described in Section 7(E)(2) of the Employment Agreement, until the earlier of (i) Rivas' 65th birthday, and (ii) the date Rivas becomes eligible to be covered under another substantially equivalent program by reason of employment or consultancy elsewhere.

         4. Rivas shall be entitled to retain his personal computer and laptop (collectively, the "Computers") used during the term of the Employment Agreement; provided, however, that the Company shall be entitled to remove from the hard drive of such Computers all files related to the business of the Company.

         5. Effective March 31, 2004, the Employment Agreement shall be deemed terminated, except for the provisions of Sections 5(C), 6 and 8 thereof which shall survive termination of the Employment Agreement. For the avoidance of doubt, the restrictive covenants provided in Section 6 of the Employment Agreement (other than Section 6(A)) shall terminate on August 24, 2004.

         6. The terms and provisions of the Indemnification Agreement between Rivas and LTFS, dated as of May 7, 2001
                  ("Indemnification Agreement"), shall remain in full force and effect and shall survive termination of the Employment Agreement.

         7. The terms and provisions of the Stock Option Agreement, dated May 7, 2001, between LTFS and Rivas and the Stock Option Agreement, dated January 10, 2002, between LTFS and Rivas shall remain in full force and effect in accordance with the terms of such option agreements.

         8. By the close of business on March 31, 2004, the Company shall pay Rivas a lump sum equal to earned and unpaid base salary and any unpaid business expenses as of March 31, 2004. In addition, the Company shall pay or provide Rivas with any other amounts or benefits owing to Rivas under any employee benefit plans of the Company as of March 31, 2004, which shall be paid or provided in accordance with the terms of the applicable plan. All payments and benefits described in this paragraph are referred to herein collectively as the "Accrued Amounts."

COMPLETE RELEASE

         In consideration of the Company's obligations stated above, Rivas hereby forever releases the Company, its past and present employees, officers, directors, parent companies, subsidiaries, divisions, successors and assigns from all claims Rivas may now have based on his employment with the Company or the separation of that employment through the date of execution of this Agreement to the maximum extent permitted by law. This includes a release, to the maximum extent permitted by law, of any rights or claims Rivas may have under: (1) the Age Discrimination Employment Act, which generally prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which generally prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which generally prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act, which generally prohibits discrimination on the basis of disability; the Employee Retirement Income Security Act of 1974, which governs the provision of pension and welfare benefits; and all other federal, state or local laws prohibiting employment discrimination, or (2) Section 806 of 18 U.S.C. 1514A, which generally provides certain protection for employees of publicly traded companies and all other federal, state or local laws providing similar protection. This also includes a release by Rivas of any claims for wrongful discharge, any compensation claims (other than as provided in this Agreement) or any other claims under any statute, rule, regulation, or under the common law. This release covers both claims known and unknown to Rivas based on his employment with the Company or the separation of that employment through the date of execution of this Agreement.

         Rivas further promises never to file or voluntarily participate or voluntarily assist in any lawsuit, arbitration or other legal action asserting any claims that are released under this Agreement, provided, however, that nothing herein shall restrict Rivas' ability to respond to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process or to participate in any lawsuit, arbitration or other legal action pursuant to legal process. If Rivas breaches this Section and files a lawsuit or arbitration based on legal claims that he has released and the court or arbitrator decides in favor of the Company, Rivas will pay for all costs incurred by the Company, including reasonable attorneys' fees, in defending against such claim.

         In consideration of Rivas providing the Company with the release as referenced above, the Company for itself, and on behalf of its past, present and/or future parent companies, and any and all of its or their subsidiaries, divisions, employee benefit and/or pension plans or funds, successors and assigns, and all of its or their past and/or present employees, directors, attorneys and assigns, hereby forever releases Rivas, his heirs, successors and assigns, from any and all claims (whether known or unknown) it may now have based upon his employment with the Company, the separation or termination of that employment, his holding any office or position with the Company or any employee benefit plan through the date of execution of this Agreement to the maximum extent permitted by law.

         The Company further promises and covenants not to voluntarily participate or assist in any lawsuit, arbitration or other legal action asserting any claims that are released under this Agreement, provided, however, that nothing herein shall restrict the Company's ability to provide complete information concerning Rivas' employment when required to do so under applicable law, rule or regulatory requirements. If the Company breaches this Section and files a lawsuit or arbitration based upon legal claims that it has released and the court or arbitrator decides in favor of Rivas, the Company agrees that it will pay for all costs incurred by Rivas, including reasonable attorneys' fees, in defending against the Company's claim.

         Notwithstanding anything herein to the contrary, nothing contained herein shall release any claims: (i) Rivas or the Company may have to enforce their rights under this Agreement or the Indemnification Agreement; or (ii) Rivas may have to any vested or accrued benefits under any 401(k) plan, under any stock option agreement between him and the Company, or as a shareholder of the Company.

RETURN OF MATERIALS

         At the Company's request, Rivas will promptly deliver to the Company all memoranda, notes, records, reports, customer lists, manuals, drawings and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith (excluding the Computers), which he may now possess or have under his control (other than his rolodex or similar address and telephone directories, any documents provided to Rivas in his capacity as a participant in any employee benefit plan or program, any agreement between Rivas and the Company with regard to Rivas' employment with, or termination from, the Company and any information that is required for the preparation of Rivas' personal tax return).

FUTURE COOPERATION

         Rivas agrees to reasonably cooperate with the Company and its legal advisors in connection with business matters in which Rivas was involved or any claims investigations, administrative proceedings or lawsuits which relate to his employment with the Company and of which Rivas has knowledge. Any request for cooperation will be upon reasonable advance notice and in writing. All cooperation from Rivas will be at mutually convenient times and locations and shall be subject to Rivas' personal and business commitments. The Company shall pay Rivas' reasonable out of pocket expenses in connection with such cooperation, and the Company will pay Rivas an hourly rate mutually agreed to between the parties at the time the Company requests Rivas' reasonable cooperation (other than for cooperation during court testimony).

RIGHT TO RECOVER PAYMENTS; ARBITRATION

         If Rivas materially violates his obligations under this Agreement (as determined by a court or arbitrator), and fails to cure such violation(s) within fifteen business days following receipt of notice from the Company specifically setting forth the obligation(s) violated, the paragraph(s) violated and the actions and/or inactions constituting the violation(s), the Company's obligations under this Agreement shall cease (other than any rights to indemnification or directors' and officers' insurance or the Accrued Amounts). Any controversy arising out of or relating to this Agreement shall be submitted to one arbitrator in New

York City pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitrator's award shall be final and binding on all parties, and judgment may be entered on an arbitrator's award in any court having competent jurisdiction. The losing party shall pay all costs and expenses, including reasonable legal fees, incurred by the prevailing party in any such arbitration.

NO MITIGATION/SET-OFF

Rivas is not required to seek other employment or otherwise mitigate the amount of any payments to be made by the Company pursuant to this Agreement, and there shall be no offset against any amounts due to Rivas under this Agreement on account of any remuneration attributable to any subsequent employment that Rivas may obtain. The Company's obligation to pay or provide Rivas with the amounts and benefits provided under this Agreement shall not be subject to set-off, counterclaim, or recoupment of amounts owed by Rivas to the Company except for any specific amounts that Rivas agrees he owes to the Company.

CONSULTATION WITH ATTORNEY

         Rivas hereby confirms that he has been advised to consult with an attorney concerning this Agreement and acknowledges that he has had ample opportunity to do so before signing said Agreement.

ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cannot be altered except in writing signed by both parties. Except as otherwise provided herein, the terms of this Agreement and the Indemnification Agreement supersede any other oral or written arrangement between Rivas and the Company with respect to Rivas' employment or the separation of his employment by the Company (other than any stock option or other equity agreement). Both parties acknowledge that no representations were made to induce execution of this Agreement which are not expressly contained in this Agreement.

SUCCESSORSHIP; CONTROLLING LAW

         This Agreement will be binding on the Company and its successors and assigns and will also be binding on Rivas, his heirs, administrators, executors and assigns. This Agreement shall be assignable by the Company only to an acquirer of all or substantially all of the assets of the Company. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, to expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it if no such succession had taken place. This Agreement will be construed under the law of the State of New York, without regard to conflict of law principles.

PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT

         Rivas understands that he has a period of twenty-one (21) days from the date of this Agreement to review and consider this Agreement before signing it. Rivas may use as much of this twenty-one (21) day period as he wishes prior to signing. If Rivas has not signed and returned this Agreement to Ladenburg Thalmann & Co. Inc., at the address provided under the "Notice" paragraph below, by the date which is twenty-one (21) days after the date of this Agreement, Rivas will not be eligible to receive the payments and benefits described in this Agreement (provided, notwithstanding the foregoing, that the Employment Agreement, the Indemnification Agreement and any stock option agreements between the Company and Rivas shall continue in accordance with their terms).

EMPLOYEE'S RIGHTS TO REVOKE AGREEMENT

         Rivas may revoke this Agreement within seven (7) days of signing it. Revocation can be made by delivering a written notice of revocation to Joseph Giovanniello Jr., at the address noted in the following paragraph. If Rivas revokes this Agreement, it will not be effective or enforceable and Rivas will not receive the payments described herein (provided, notwithstanding the foregoing, that the Employment Agreement, the Indemnification Agreement and any stock option agreements between the Company and Rivas shall continue in accordance with their terms).

NOTICE

         For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the Company at Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022, Legal Department, Attn: Joseph Giovanniello Jr. and to Rivas at his principal residence, as contained in the most recent records of the Company, with a copy to Proskauer Rose LLP, Andrea S. Rattner, Esq., at 1585 Broadway, New York, New York 10036 or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. Notwithstanding the foregoing, any notice sent to Proskauer Rose LLP shall not constitute valid notice under this Agreement.

MISCELLANEOUS

         The Company shall pay Rivas' reasonable attorneys' fees in connection with the negotiation and drafting of this Agreement.

         In the event of Rivas' death, or a judicial determination of his incompetence, the compensation and benefits due to Rivas under this Agreement shall be paid to his estate or legal representative.

         The Company hereby represents and warrants that the execution, delivery and performance of this Agreement has been duly authorized by the Company, and all actions required to execute and perform this Agreement have been duly authorized by the Company.

         This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                          LADENBURG THALMANN & CO. INC.



                                            By: /s/ Robert Gorczakowski
                                                --------------------------------
                                                Name: Robert Gorczakowski
                                                Title: President

AGREED AND ACCEPTED:


LADENBURG THALMANN FINANCIAL SERVICES INC.



By: /s/ Salvatore Giardina
    ----------------------------------------------------
    Name:  Salvatore Giardina
    Title: Vice President and Chief Financial Officer


/s/ Victor M. Rivas
----------------------------------------------
    Victor M. Rivas



Date: March 9, 2004